Exhibit - 10.14

MONTPELIER RE HOLDINGS, LTD.
2007 LONG-TERM INCENTIVE PLAN

1.          Purpose

The purpose of the Montpelier Re Holdings, Ltd. 2007 Long-Term Incentive Plan is to advance the interests of Montpelier Re Holdings, Ltd. and its shareholders by providing to certain of the key employees, non-employee directors and consultants of the Company and its subsidiaries long-term incentive awards relating to the Shares. The Plan shall become effective upon its adoption by the Board of the Company and the approval of its shareholders. Defined terms used in the Plan shall have the meanings set forth in paragraph 9.

2.          Administration

(a)  Committee.  The Plan shall be administered by the Committee. No member of the Committee shall be an employee of the Company or a subsidiary of the Company. Each Committee member shall meet the appropriate independence requirements of the SEC, NYSE or other share exchange as appropriate, BSX, and the BMA, and any other body with enforceable jurisdiction.

(b)  Exclusive Discretion.  The Committee shall have exclusive authority to select the individuals to be granted Awards, to determine the type, size and terms of the Awards and to prescribe the form of the instruments embodying Awards. The Committee shall be authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make any other determinations which it believes necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems desirable to carry it into effect. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive.

(c)  No Liability.  The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee. No member of the Committee shall be liable for anything done or omitted to be done by him or her or by any other member of the Committee in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.

3.          Eligibility and Participation

(a)  Eligibility.  Only those key employees, non-employee directors, and consultants of the Company or a subsidiary thereof who are selected by the Committee shall be eligible to receive Awards.

(b)  Participating Subsidiaries.  If a subsidiary of the Company wishes to participate in the Plan, and its participation shall have been approved by the Board, the Board of Directors of the subsidiary shall adopt a resolution in form and substance satisfactory to the Committee authorizing participation by the subsidiary in the Plan. A subsidiary may cease to participate in the Plan at any time by action of the Board or by action of the Board of Directors of such subsidiary, which latter action shall be effective not earlier than the date of delivery to the Secretary of the Company of a certified copy of a resolution of the subsidiary’s Board of Directors taking such action. Termination of participation in the Plan shall not relieve a subsidiary of any obligations theretofore incurred by it under the Plan.

4.          Authorized Shares

(a)  Maximum Number of Shares Subject to Awards.  Subject to adjustment as provided in paragraph 11 herein, the maximum number of Shares that may be issued under the Plan shall be 6,200,000.

(b)  Rules for Determining Shares Available for Issuance.  If, pursuant to the terms of an Award, the number of Shares with respect to which the Award relates may be increased upon the attainment of certain performance objectives or upon the occurrence of such other event(s) as may be specified by the Committee in an Award Agreement, the maximum number of Shares with respect to which such Award potentially may relate shall count against the maximum number of Shares which may be delivered under the Plan for so long as such Award is outstanding prior to final settlement thereof. Upon settlement of such Award, only the Shares delivered thereunder shall be considered “issued under the Plan” for purposes of paragraph 4(a). Any Shares underlying a forfeited Award or portion thereof shall again be considered available for issuance under the Plan. Upon exercise of an SAR, the full number of Shares underlying such Award shall reduce the Shares available for issuance under the Plan.

(c)  Rights with Respect to Shares.  The Committee may, but shall in no event be required to, provide dividend equivalent rights with respect to Awards, subject to such limitations and conditions as the Committee may establish. Otherwise, a Participant to whom Awards are granted (and any person succeeding to such Participant’s rights pursuant to the Plan) shall have no rights as a shareholder with respect to any Shares to which such Awards relate unless and until a Share certificate is issued to the Participant upon exercise or vesting of an Award.

5.          Share Appreciation Rights

(a)  SARs.  Subject to the terms and provisions of the Plan, SARs may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. A Share Appreciation Right entitles the Participant to receive upon exercise of the Award a payment equal to the product of (x) the excess, if any, of the Fair Market Value of a Share on the date of grant over the Grant Price times (y) the number of Shares with respect to which the SAR is exercised. The Grant Price of each SAR shall be not less than the Fair Market Value per Share on the date of grant of the SAR Award.

(b)  Award Agreements.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the number of Shares to which the SAR relates, the term of the SAR, the vesting conditions, and such other provisions as the Committee shall determine.

(c)  Vesting.  SARs shall be exercisable only if and to the extent they have vested. The vesting of a SAR may be conditioned upon continued employment or service, as the case may be, of a Participant, satisfaction of performance goals, or such other conditions as the Committee may, in its sole discretion, determine.

(d)  Form of Payment.  At the discretion of the Committee, the payment of SARs upon exercise may be in cash, in Shares of equivalent value or in some combination thereof.

(e)  Termination of Employment.  Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment or, if the Participant is a non-employee director or consultant, service with the Company or any of its subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs awarded under the Plan, and may reflect distinctions based on the reasons for termination of employment or service, as the case may be. In no way would an acceleration of any awarded but unvested SARs occur due to a termination of employment or service for cause.

(f)  Non-transferability.  Except as otherwise provided in a Participant’s Award Agreement, SARs shall not be transferable by Participants otherwise than by will or the laws of descent and distribution, and shall be exercisable during a Participant’s lifetime only by such Participant. A beneficiary designation under paragraph 14 shall not be a violation of this paragraph.

6.          Restricted Share Units

(a)  RSUs.  Subject to the terms and provisions of the Plan, RSUs may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Restricted Share Units entitle the Participant to receive upon settlement of the Award a payment equal to the Fair Market Value of a Share on the Valuation Date, times the number of RSUs being settled.

(b)  Award Agreement.  Each grant of RSUs shall be evidenced by an Award Agreement that shall specify the number of Shares to which the Award relates, the period of restriction, the vesting conditions, the settlement date and such other provisions as the Committee shall determine.

(c)  Vesting.  Subject to the terms and provisions of the Plan, the Committee shall impose such vesting conditions on any RSUs as it may deem advisable and as are set forth in the Award Agreement including, without limitation, vesting conditions based upon continued employment with or service as a non-employee director or consultant of the Company or a subsidiary. The vesting period for RSUs with no performance-based vesting characteristics must be at least three years (vesting may occur ratably on each month, quarter or annual anniversary of the grant date over such vesting period). The vesting period for RSUs with performance-based vesting characteristics must be at least one year. The Committee may grant a “de minimis” number of RSUs that do not comply with the foregoing minimum vesting standards. For this purpose “de minimis” means that the aggregate number of Shares delivered in respect of such RSUs together with any Performance Shares and Share Awards (if applicable) not meeting such requirements will not exceed ten percent (10%) of the total number of Shares authorized under the Plan.

(d)  Payment.  Payment of RSUs shall be made as soon as practicable following the Valuation Date. At the discretion of the Committee, the payment upon settlement of RSUs may be in cash, in Shares of equivalent value or in some combination thereof.

(e)  Termination of Employment.  Each Award Agreement shall set forth the extent to which the Participant shall or shall not have the right to receive a payment with respect to his or her RSUs following termination of the Participant’s employment or, if the Participant is a non-employee director or consultant, service with the Company or any one of its subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all RSUs granted under the Plan, and may reflect distinctions based on the reasons for termination of employment or service, as the case may be. In no way would an acceleration of any awarded but unvested RSUs occur due to a termination of employment or service for cause.

(f)  Non-transferability.  Except as otherwise provided in a Participant’s Award Agreement, RSUs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. A beneficiary designation under paragraph 14 shall not be a violation of this paragraph.

7.          Performance Shares

(a)  Performance Shares.  Subject to the terms and provisions of the Plan, Performance Shares may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Performance Shares entitle the Participant to receive upon settlement of the Award a payment equal to the Fair Market Value of a Share on the Valuation Date, times the number of Performance Shares that are determined by the Committee to have vested.

(b)  Award Agreements.  Each grant of Performance Shares shall be evidenced by an Award Agreement that shall specify the number of Shares to which the Award relates, the applicable performance objectives upon which vesting is conditioned, the settlement date and such other provisions as the Committee shall determine.

(c)  Vesting.  Subject to the terms and provisions of the Plan, the Committee shall impose such vesting conditions on any Performance Shares as it may deem advisable and as are set forth in the Award Agreement including, without limitation, vesting conditions based upon achievement of performance goals (Company-wide, business unit, individual or other) and continued employment with or service as a non-employee director or consultant of the Company or a subsidiary. The vesting period for Performance Shares with no performance-based vesting characteristics must be at least three years (vesting may occur ratably on each month, quarter or annual anniversary of the grant date over such vesting period). The vesting period for Performance Shares with performance-based vesting characteristics must be at least one year. The Committee may grant a “de minimis” number of Performance Shares that do not comply with the foregoing minimum vesting standards. For this purpose “de minimis” means the number described in paragraph 6(c).

(d)  Award Period.  The Award Period in respect of any Award of Performance Shares shall be such period as the Committee shall determine. Unless otherwise determined by the Committee, all Award Periods shall commence as of the beginning of the fiscal year of the Company in which such Award is made. An Award Period may contain a number of performance periods, each of which shall commence on or after the first day of the Award Period and shall end no later than the last day of the Award Period. At the time each Award is made, the Committee shall establish performance objectives to be attained within the performance periods as the means of determining the number or percentage of Performance Shares earned. The performance objectives shall be selected by the Committee in its sole discretion and specified in the Participant’s Award Agreement. The performance objectives may relate to the Company, one or more of its subsidiaries, or one or more of its divisions, units, partnerships, joint ventures or minority investments, product lines or products and any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. Performance objectives may also be calculated without regard to extraordinary items.

(e)  Payment.  Payment of Performance Shares shall be made as soon as practicable following the Valuation Date. At the discretion of the Committee, the payment upon settlement of Performance Shares may be in cash, in Shares of equivalent value or in some combination thereof.

(f)  Termination of Employment.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive payment of Performance Shares following termination of the Participant’s employment or, if the Participant is a non-employee director or consultant, service with the Company or any one of its subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all Performance Shares awarded under the Plan, and may reflect distinctions based on the reasons for termination of employment or service, as the case may be. In no way would an acceleration of any awarded but unvested Performance Shares occur due to a termination of employment or service for cause.

(g)  Non-transferability.  Except as otherwise provided in a Participant’s Award Agreement, Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. A beneficiary designation under paragraph 14 shall not be a violation of this paragraph.

8.          Share Awards

(a)  Shares.  Subject to the terms and provisions of the Plan, the Committee may grant Shares to Participants in such number, and upon such terms, and at much times as shall be determined by the Committee.

(b)  Award Agreements.  Share Awards may, but need not, be governed by an Award Agreement.

(c)  Vesting.  Unless Share Awards are (i) made in settlement of compensation entitlements that would otherwise be paid in cash, (ii) delivered upon achievement of pre-established performance objectives relating to the financial or other operations of the Company or a unit thereof, or (iii) delivered in settlement of other Awards, Share Awards shall be subject to the minimum vesting provisions set forth in paragraphs 6(c) and 7(c).

(d)  Termination of Employment.  If Share Awards are subject to vesting, the Award Agreement shall set forth the treatment of such Award upon termination of the Participant’s employment or service. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all Share Awards awarded under the Plan, and may reflect distinctions based on the reasons for termination of employment or service, as the case may be. In no way would an acceleration of any awarded but unvested Share Awards occur due to a termination of employment or service for cause.

(e)  Par Value.  Participants receiving Share Awards shall be required to make payment of or otherwise satisfy any requirement for par value of the Shares, as shall be required by the Committee in its sole discretion. Upon delivery of a Share Award, the Participant shall acquire all the rights of a Shareholder of the Company in respect thereto, except as may be otherwise specified by the Committee in the Award Agreement in its sole discretion.

9.          Definitions

(a) “Award Agreement” shall mean any written agreement or other instrument or document evidencing any Award granted under the Plan which may, but need not, be executed or acknowledged by a Participant.

(b) “Award Period” shall have the meaning specified in paragraph 7.

(c) “Awards” shall mean Performance Shares, Restricted Stock Units, Stock Appreciation Rights and Share Awards.

(d) “beneficial owner(s)” shall have the meaning specified in paragraph 10.

(e) “Board” shall mean the Board of Directors of the Company.

(f) “Cause” shall mean (i) willful gross negligence or willful gross misconduct by the Participant in connection with his or her employment with the Company or one of its subsidiaries which causes, or is likely to cause, material loss or damage to the Company or (ii) conviction of an offense (other than a road traffic offense or other non-material offense not subject to a custodial sentence).

(g) “Change in Control” shall have the meaning specified in paragraph 10.

(h) “Committee” shall mean the Compensation and Nominating Committee of the Board, or such other committee of the Board having responsibility for executive compensation by whatever name.

(i) “Company” shall mean Montpelier Re Holdings, Ltd.

(j) “Constructive Termination” shall mean a termination of a Participant’s employment with the Company or a subsidiary at the initiative of the Participant that the Participant declares by prior written notice delivered to the Secretary of the Company to be a Constructive Termination by the Company or subsidiary and which follows (i) a material decrease in his or her salary or bonus opportunity or (ii) a material diminution in the authority, duties or responsibilities of his or her position with the result that the Participant makes a determination in good faith that he or she cannot continue to carry out his or her job in substantially the same manner as it was intended to be carried out immediately before such diminution. Notwithstanding anything herein to the contrary, Constructive Termination shall not occur within the meaning of this paragraph unless, within 120 days of the event constituting Constructive Termination, the Participant has given to the Company or subsidiary, as the case may be, a notice of intent to terminate employment due to a Constructive Termination and the Company or subsidiary, as the case may be, has been given an opportunity (and has failed) over a 30 day period to cure the circumstances constituting Constructive Termination.

(k) “Continuing Director” shall have the meaning set forth in paragraph 10.

(l) “Disability” shall mean the inability of the Participant to perform in all material respects his or her duties and responsibilities to the Company, or any subsidiary of the Company, by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued (i) for a period of six consecutive months or (ii) such shorter period as the Committee may determine in good faith. The disability determination shall be in the sole discretion of the Committee and a Participant (or his or her representative) shall furnish the Committee with medical evidence documenting the Participant’s disability or infirmity which is reasonably satisfactory to the Committee.

(m) “Effective Date” shall mean the date the Plan becomes effective in accordance with paragraph 1.

(n) “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” shall mean (i) for purposes of paragraph 9(p), the final sentence of paragraph 5(a) and the reference to Grant Price in paragraph 18, the closing price per Share on the New York Stock Exchange on the date in question, or, if such date is not a trading day, on the next succeeding trading day and (ii) for all other purposes under the Plan, the 5-day average of the daily closing prices of the Shares on the New York Stock Exchange or such other principal securities exchange on which the Shares are traded, as reported in The Wall Street Journal, for the 5 consecutive trading days previous to and including as the last day the relevant date or, if there is no such trading on the relevant date, then on the last previous day on which the Shares were traded.

(p) “Grant Price” shall mean the Fair Market Value per Share on the date of grant of an SAR.

(q) “group” shall have the meaning specified in paragraph 10.

(r) “Participant” means an individual selected by the Committee to receive an Award in accordance with paragraph 3.

(s) “Performance Share” shall mean an Award granted in accordance with paragraph 7.

(t) “person” shall have the meaning specified in paragraph 10.

(u) “Plan” means this Montpelier Re Holdings, Ltd. 2007 Long-Term Incentive Plan.

(v) “Restricted Stock Unit” or “RSU” shall mean an Award granted in accordance with paragraph 6.

(w) “Shares” shall mean common shares of the Company having a par value of 1/6 cents per share.

(x) “Share Award” shall mean an Award granted in accordance with paragraph 8.

(y) “Stock Appreciation Rights” or “SARs” shall mean an Award granted in accordance with paragraph 5.

(z) “Successor Entity” shall have the meaning set forth in paragraph 10.

(aa) “Termination Without Cause” shall mean a termination of the Participant’s employment with the Company and any subsidiary of the Company other than for death, Disability or for Cause. Notwithstanding anything herein to the contrary, if the Participant’s employment with the Company or one of its subsidiaries shall terminate due to a Change in Control described in subparagraph 10(b)(iii), where the Participant is employed by the purchaser, as described in such subparagraph, and such purchaser formally assumes the Company’s obligations under this Plan or places the Participant in a similar or like plan with no diminution of the value of the awards outstanding at the time of the Change in Control, such termination shall not be deemed to be a “Termination Without Cause.”

(bb) “Valuation Date” shall mean the date determined by the Committee in its sole discretion following the vesting date of an Award on which the Fair Market Value of the Shares vesting pursuant to such Award shall be valued.

10.          Change in Control

(a)  Effect of Change in Control.  If within 24 months following the occurrence of a Change in Control (as defined in subparagraph 10(b)) there is a Termination Without Cause (as defined in paragraph 9(aa)) or a Constructive Termination (as defined in paragraph 9(j)) of the employment of a participant, then, except as otherwise specifically provided in a Participant’s Award Agreement, and unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or securities exchanges:

(i) any and all SARs granted hereunder shall become immediately exercisable;

(ii) any period(s) of restriction imposed on RSUs or Share Awards shall lapse; and

(iii) the target performance goals or payout opportunities attainable under all outstanding Awards of Performance Shares shall be deemed to have been fully attained for all then open performance periods.

(b) For purposes of this Plan, a “Change in Control” within the meaning of subparagraph 10(a) shall occur if:

(i) any “person” or “group” (within the meaning of Sections 12(d) and 14(d)(2) of the Exchange Act, other than the Company or one of its subsidiaries, becomes the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of thirty-five percent (35%) or more of the Company’s then outstanding Shares; provided, however, that if all or substantially all of the individuals and entities who were the “beneficial owners” of the Company’s outstanding Shares immediately prior to such acquisition beneficially own, directly or indirectly, more than fifty percent (50%) of the outstanding Shares of the “person” or “group” that acquired the Company’s Shares (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Successor Entity’s acquisition of the Company’s then outstanding Shares, such acquisition shall not constitute a Change in Control; provided, further, that for purposes of this subparagraph 10(b)(i), the following acquisitions (or changes in beneficial ownership resulting from the following acquisitions) shall not constitute a Change in Control: (A) any acquisition by the Company or (B) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company;

(ii) the Continuing Directors, as defined in subparagraph 10(c), cease for any reason to constitute a majority of the Board; or

(iii) the business of the Company for which the Participant’s services are principally performed is disposed of by the Company pursuant to a sale or other disposition of all or substantially all of the business or business related assets of the Company (including the sale or disposition of shares of a subsidiary of the Company).

(c) For the purposes of this Plan, “Continuing Director” shall mean a member of the Board (i) who is not an employee of the Company or its subsidiaries or a holder of, or an employee or an affiliate of an entity or group that holds, thirty-five percent (35%) or more of the Company’s Shares and (ii) who either was a member of the Board on January 1, 2007, or who subsequently became a director of the Company and whose election, or nomination for election, by the Company’s shareholders was approved by a vote of a majority of the Continuing Directors then on the Board (which term, for purposes of this definition, shall mean the whole Board and not any committee thereof). Any action, approval of which shall require the approval of a majority of the Continuing Directors, may be authorized by one Continuing Director, if he or she is the only Continuing Director on the Board, but no such action may be taken if there are not Continuing Directors on the Board.

11.          Antidilution and Other Adjustments

In the event of any change in the outstanding Shares of the Company by reason of any Share split, Share dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of Shares or other similar event, the Committee shall equitably adjust the maximum number of Shares which may be issued under paragraph 4(a) of the Plan, the number of Shares to which outstanding Awards relate, the Grant Price per Share under any outstanding SAR, or any performance goal, in such manner as may be necessary, in the Committee’s discretion, to avoid enhancement or diminution of the benefits or potential benefits intended to be awarded to Participants hereunder. The Committee’s determinations under this paragraph 11 shall be conclusive and binding for all purposes of the Plan.

12.          Deferral of Awards

Subject to the terms and conditions of the Montpelier Re Holdings Ltd. Voluntary Deferred Compensation Plan (including, without limitation, eligibility restrictions and the timely filing of deferral elections) and such other restrictions and conditions as the Committee may prescribe, a Participant may elect to defer receipt of payment that otherwise would be made under an Award.

13.          Dispute Resolution

(a)  Mediation.  If a dispute arises out of or relates to this Plan or a Participant’s Award Agreement or the breach thereof, and if the dispute cannot be settled through negotiation, the parties agree first to try in good faith to settle the dispute by mediation administered by the American Arbitration Association under its National Rules for the Resolution of Employment Disputes, before resorting to binding arbitration as provided for in subparagraph 13(b).

(b)  Arbitration.  If a dispute arising out of or relating to this Plan or a Participant’s Award Agreement cannot be settled amicably by the parties through negotiation or mediation, such dispute shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules, by a single independent arbitrator. If the parties are unable to agree on the selection of an arbitrator, then either the Participant or the Company may petition the American Arbitration Association for the appointment of the arbitrator, which appointment shall be made within ten (10) days of the petition therefor. Either party to the dispute may institute such arbitration proceeding by giving written notice to the other party. A hearing shall be held by the arbitrator in New York or Bermuda, as agreed by the parties (or, failing such agreement, in Bermuda), within thirty (30) days of his or her appointment. The decision of the arbitrator shall be final and binding upon the parties and shall be rendered pursuant to a written decision that contains a detailed recital of the arbitrator’s reasoning. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

14.          Designation of Beneficiary by Participant

A Participant may name a beneficiary to receive any payment to which he or she may be entitled in respect of Awards under the Plan in the event of his or her death on a form to be provided by the Committee. A Participant may change his or her beneficiary designation from time to time in the same manner. If no designated beneficiary is living on the date on which any amount becomes payable to a Participant’s executors or administrators, the term “beneficiary” as used in the Plan shall include such person or persons.

15.          Application of Securities Laws

If applicable, the issuance or delivery of Shares pursuant to the Plan shall be subject to, and shall comply with, any applicable requirements of federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, the Exchange Act, and the rules and regulations promulgated thereunder), any securities exchange upon which the Shares may be listed and any other law or regulation applicable thereto. The Company shall not be obligated to issue or deliver any Shares pursuant to the Plan if such issuance or delivery would, in the opinion of the Committee, violate any such requirements. The foregoing shall not, however, be deemed to require the Company to effect any registration of Shares under any such law or regulation, although the Company may elect to do so.

16.          Bermuda Government Regulations

The Company shall not issue any Shares hereunder unless and until all licenses, permissions and authorizations required to be granted by the Government of Bermuda, or by any authority or agency thereof, shall have been duly received.

17.          Miscellaneous Provisions

(a)  No Rights to Awards.  No employee or other person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the service or employ of the Company or any subsidiary. In the event of a Participant’s termination of employment or service with the Company or a subsidiary, the Participant shall not be entitled by way of compensation for breach of his or her employment agreement to any remuneration for his or her loss of rights under the Plan. Awards and amounts received thereunder shall not be considered to be wages or compensation for purposes of the determination of entitlements under any pension, severance or other arrangement of the Company.

(b)  No Assignment.  Except as otherwise specifically provided in a Participant’s Award Agreement, and except as provided in paragraph 14, a Participant’s rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of a Participant’s death), including but not limited to, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner and no such right or interest of any Participant in the Plan shall be subject to any obligation or liability or such Participant.

(c)  Withholding.  The Company and its subsidiaries shall have the right to deduct from any payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to make a payment upon exercise or settlement of an Award, or other event in connection with which a tax withholding obligation arises, that the Participant (or any beneficiary or person entitled to payment hereunder) pay to the Company (either in cash or, if the Committee shall permit, in Shares having a fair market value, determined in the Committee’s discretion, at such time equal to the minimum amount required to be withheld), upon its demand, such amount as may be required by the Company for the purpose of satisfying any liability to withhold federal, state or local income or other taxes. If the amount requested is not paid, the Company may refuse to make a payment to such Participant.

(d)  Expenses.  The expenses of the Plan shall be borne by the Company. However, if an Award is made to an employee, non-employee director or consultant in the service of a subsidiary and if such Award results in payment of cash to the Participant, such subsidiary shall pay to the Company an amount equal to such cash payment.

(e)  Successors.  The Plan, and all obligations of the Company under the Plan with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(f)  No Separate Fund.  The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.

(g)  Consent to Authority of Committee.  By accepting any Award or other benefit under the Plan, each Participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

18.          Amendment

The Plan and any Award Agreement hereunder may be amended at any time and from time to time by the Board, but no amendment that is required to be approved by the shareholders of the Company by law, rule, or regulation, including stock exchange listing rules, and no amendment that would significantly expand the benefits intended to be made available to Participants under outstanding Awards under the Plan shall be effective unless and until the same is approved by the shareholders of the Company. No amendment of the Plan or any Award Agreement shall adversely affect any right of any Participant with respect to any Award previously granted without such Participant’s written consent. Notwithstanding the foregoing, (i) except in connection with a transaction described in paragraph 11, the terms of any SAR Award shall not be amended to reduce the Grant Price thereof to an amount less than the Fair Market Value on the date of grant of such Award and (ii) except in the event of a Participant’s death, Disability, retirement or termination of employment other than for Cause or a Change in Control, the terms of an RSU, Performance Award or Share Award (if applicable) held by such Participant shall not be amended to accelerate the vesting thereof. In any event, in no way would an acceleration of any awarded but unvested awards, in whatever form, occur due to a termination of employment or service for cause.

19.          Termination

This Plan shall terminate upon the earlier of (i) the adoption of a resolution of the Board terminating the Plan, or (ii) four years after the Effective Date hereof. No termination of the Plan shall alter or impair any of the rights or obligations of any person, without his or her consent, under any Award previously granted under the Plan.

20.          Governing Law

The Plan shall be governed by and construed in accordance with the laws of Bermuda, without regard to conflicts of laws principles.